EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement"), dated February 28, 2001, is entered into by and between Laurence S. Zipkin, a Minnesota resident (the "Executive") and Realco, Inc., a New Mexico corporation (the "Company").

                                 R E C I T A L S

         A. This Agreement is being executed and delivered contemporaneously with that certain Agreement and Plan of Merger, dated February 28, 2001 (the "Merger Agreement") among the Company, Equity Securities Investments, Inc. ("Equity") and ESI Acquisition Sub, Inc., a wholly owned subsidiary of the Company ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged into Equity, and Equity shall be the surviving corporation (the "Merger"). As of the Effective Time (as defined in the Merger Agreement) of the Merger, Equity shall be a wholly-owned subsidiary of the Company.

         B. The Company wishes to procure the services of the Executive for the Company following the Merger, and the Executive is willing to provide his services to the Company on the terms and conditions hereinafter set forth.

         C. The Company further wishes to restrict the Executive's business activities and protect the confidential information and trade secrets of the Company and its affiliated entities during the term of and upon expiration of this Agreement.

         NOW THEREFORE, in consideration of the premises recited above and the mutual promises and agreements herein, the parties to this Agreement hereby agree as follows:

         1. Employment.

                  1.01. Employment; Title. The Company hereby employs the Executive as an executive officer and the Executive hereby accepts such employment on the terms and conditions set forth in this Agreement. The Executive shall have such authority and responsibility, and shall serve in such capacities consistent with that status, as may from time to time be assigned to him by the Board of Directors of the Company. The Executive shall render such other services and perform such other duties as may be requested of him from time to time by the Board.

                  1.02. Performance of Duties. The Executive shall serve the Company and its subsidiaries faithfully and to the best of his ability, and devote such time as may reasonably be required to the business and affairs of the Company and its subsidiaries during normal business hours (and outside normal business hours as reasonably required) during the term of this Agreement.

                  1.03. No Other Agreements. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.


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         2. Term.

                  2.01. Term. The term of this Agreement shall begin on the Closing Date (as such term is defined in the Merger Agreement) and expire on the date that is three (3) years after the Closing Date, unless terminated earlier in accordance with Section 5.01 hereof or extended as provided in Section 2.02 (the "Term"). Except as otherwise specified herein, all rights, duties and obligations of the Executive, including without limitation the compensation and benefits provided in Section 4 of this Agreement, shall commence as of the Closing Date. In the event the Merger Agreement is terminated and the Merger is not consummated, this Agreement shall not become effective and shall be deemed for all purposes null and void.

                  2.02. Extension. On the first anniversary of the Closing Date and on each subsequent anniversary thereof (each, a "Renewal Date"), the then-existing Term shall be automatically extended so that it shall expire on the date that is three (3) years after such Renewal Date, unless on or before such Renewal Date the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the Term will not be so extended. If such notice is given, the Term will end at the expiration of the then-existing Term (including any previous extension(s)), and shall not be further extended except by agreement of the Company and the Executive.

         3. Location. The Executive shall be based in, and shall perform his duties in, the Minneapolis, Minnesota metropolitan area, or at such other location as may be mutually agreed upon by the Company and the Executive. The Executive shall, however, travel to other locations as may be reasonably required for the performance of his duties under this Agreement.

         4. Compensation and Benefits.

                  4.01. Base Salary. During the Term of this Agreement, the Company shall pay to the Executive a base salary at the rate of not less than $150,000 per annum. Such base salary shall be paid in equal installments on the Company's regular payroll dates during the term of this Agreement. The Executive's base salary shall be reviewed annually and may be increased (but not decreased).

                  4.02. Stock Option. Executive shall be eligible to participate in any stock option plan or similar incentive plan of the Company subject to the terms and conditions contained therein.

                  4.03. Bonuses and Incentive Compensation. In addition to the base salary and the stock options described in Sections 4.01 and 4.02, the Executive shall be eligible to participate in any bonus or performance based incentive compensation plans which are established by the Board of Directors of the Company for its executives.

                  4.04 Vacation. The Executive shall be entitled to paid vacation time of not less than four (4) weeks annually.

                  4.05. 401(k) Plan. The Executive shall be entitled to participate in any 401(k) plan offered by the Company from time to time to the extent he is eligible to participate under

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the terms of such plan. The Executive's participation in such plan shall be subject to the provisions, rules and regulations applicable thereto.

                  4.06. Participation in Other Benefit Plans. The Executive shall be entitled to participate in all employee benefit plans or programs established by the Company's Board of Directors from time to time to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Without limiting the generality of the foregoing, the Executive shall be provided with medical, disability, and life insurance coverage to the extent it is available at a reasonable cost from reputable insurers.

                  4.07. Expenses. The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

         5. Termination.

                  5.01. Termination. The Executive's employment under this Agreement may be terminated prior to the expiration of the Term set forth in
Section 2 or any extension thereof, as follows, in which case the Company will be obligated to compensate the Executive as provided in Section 5.02:

                           (a) Termination upon Death. The Executive's
                  employment under this Agreement shall terminate upon his death.

                           (b) Termination upon Disability. The Company may
                  terminate the Executive's employment in the event the Executive is determined to be disabled, as defined in Section 5.03.

                           (c) Termination by the Company without Cause. The
                  Company may terminate the Executive's employment under this Agreement for any reason or for no reason upon ninety (90) days' written notice to the Executive.

                           (d) Termination by the Company for Cause. The Company
                  may terminate the Executive's employment under this Agreement for Cause, as defined in Section 5.03, effective immediately upon delivery to the Executive of written notice of such termination; provided, however, that the Executive shall not be terminated for Cause unless and until the Company shall have delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors (excluding the Executive, if the Executive is a member of the Board of Directors) at a meeting called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard by said Board), finding that, in the good faith opinion of said Board, the Executive's conduct constitutes Cause for termination and specifying the particulars thereof in detail.

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                           (e) Termination by the Executive. The Executive may
                  terminate his employment with the Company hereunder at any time (i) for Good Reason, as defined in Section 5.03, effective immediately upon delivery to the Company of written notice of such termination, or (ii) for any reason or for no reason upon ninety (90) days' written notice to the Company.

                           (f) Termination by Mutual Consent. The parties may
                  terminate the Executive's employment under this Agreement at any time by mutual consent.

                  5.02. Compensation Upon Termination.

                           (a) Death or Disability. In the event this Agreement
                  is terminated by reason of the Executive's death or disability, the Executive shall be entitled to payment of salary earned through the date of termination; payment of any bonus or other incentive compensation for the year in which such death or disability occurs, pro rated for the portion of the year preceding the date of termination; payment for accrued vacations to the date of termination; and reimbursement of expenses incurred through the date of termination. The Executive shall not be entitled to receive any salary, bonus or other payments or benefits under this Agreement with respect to any periods after the date of termination by reason of death or disability.

                           (b) Termination by Company without Cause or by
                  Executive for Good Reason. If the Executive's employment under this Agreement is terminated by the Company without Cause pursuant to Section 5.01(c) or by the Executive for Good Reason pursuant to Section 5.01(e)(i), the Executive shall be entitled to payment of salary earned through the date of termination; payment of any bonus or other incentive compensation for the year in which such termination occurs, pro rated for the portion of the year preceding the date of termination; payment for accrued vacations to the date of termination; and reimbursement of expenses incurred through the date of termination. In addition, the Executive shall be entitled to continue to receive, as a severance benefit, payment of his base salary (at the highest annual rate in effect during the Term of this Agreement) for the remainder of the Term of this Agreement and continuation of medical insurance coverage for the Executive and his family at the Company's expense for the remainder of the Term of this Agreement.

                           (c) Termination by Company for Cause or by Executive
                  without Good Reason. If the Executive's employment under this Agreement is terminated by the Company for Cause pursuant to
                  Section 5.01(d), or by the Executive without Good Reason pursuant to Section 5.01(e)(ii), the Executive shall be entitled to payment of salary earned through the date of termination; payment of any bonus or other incentive compensation for the year in which such termination occurs, pro rated for the portion of the year preceding the date of termination; payment for accrued vacations to the date of termination; and reimbursement of expenses incurred through the date of termination. The Executive shall not be entitled to receive any salary, bonus or other payments or benefits under this Agreement with respect to any periods after the date of termination by the Company for Cause or by the Executive without Good Reason.



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                  5.03. Definitions.

                           (a) Disability. The Executive shall be deemed to be
                  "disabled" if the Board of Directors of the Company (excluding the Executive, if the Executive is a member of the Board of Directors) determines in good faith that the Executive is physically or mentally incapacitated and has been unable for ninety (90) days in any 360-day period to perform his duties under this Agreement. In order to assist the Board of Directors in making that determination, the Executive shall, as reasonably requested by the Board, (i) make himself available for medical examinations by a physician chosen by the Board, and (ii) grant the Board and such physician access to all relevant medical information concerning him, arrange to furnish copies of medical records to them and use his best efforts to cause his own physicians to be available to discuss his health with the Board and the physician appointed by the Board. If the Executive disagrees with the findings of the Board-appointed physician, he may appoint his own physician to make the relevant determinations as to disability. In the event that the physician appointed by the Executive disagrees with the findings of the Board-appointed physician, the two physicians shall select a third physician whose determination shall be binding.

                           (b) Cause. "Cause" shall mean:

                                    (i) the willful and continued failure by the
                           Executive to perform substantially the duties and responsibilities of the Executive's position with the Company, which failure is not remedied within thirty
                           (30) days after a written demand for substantial performance, signed by a majority of the Company's Board of Directors, is delivered to the Executive, which demand specifically identifies the manner in which the directors believe that the Executive has not substantially performed his duties or responsibilities (except that (A) any such failure resulting from the Executive's incapacity due to physical or mental illness or death, (B) any such actual or anticipated failure after the issuance of a notice of termination by the Executive for Good Reason, or (C) any such failure resulting from the Company's active or passive obstruction of the performance of the Executive's duties and responsibilities shall not constitute "Cause");

                                    (ii) the conviction of the Executive by a
                           court of competent jurisdiction for felony criminal conduct; or

                                    (iii) the willful engaging by the Executive
                           in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise.

         No act, or failure to act, on the Executive's part shall be deemed "willful" unless committed or omitted by the Executive in bad faith and without a reasonable belief that his act or failure to act was in the best interest of the Company.

                           (c) Good Reason. "Good Reason" shall mean the
                  occurrence, without the Executive's express written consent, any of the following:



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                                    (i) the assignment to the Executive of any
                           duties inconsistent with the Executive's status or position with the Company, or a substantial alteration or diminution in the nature or status of the Executive's responsibilities from those performed by the Executive for Equity prior to the Merger;

                                    (ii) a reduction by the Company in the
                           Executive's annual base salary;

                                    (iii) the Company requiring the Executive to
                           be based anywhere other than the Minneapolis, Minnesota metropolitan area except for required travel on the Company's business to the extent reasonably consistent with the Company's strategic business plan, and to the extent required in connection with the Executive's management reporting, planning and training responsibilities to the Company;

                                    (iv) the taking of any action by the Company
                           which would directly or indirectly materially reduce any of the other benefits described in Sections 4.03 through 4.06 and which remains uncured after thirty
                           (30) days following the delivery of the Executive's written notice of such breach to the Company; or

                                    (v) any material violation of this Agreement
                           by the Company which remains uncured after thirty
                           (30) days following the delivery of the Executive's written notice of such breach to the Company.

         6. Miscellaneous

                  6.01. Assignment. Neither party may transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party. Any purported transfer, assignment or delegation by either party without compliance with this Section 6.01 will be null and void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

                  6.02. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or unenforceable or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  6.03. Withholding. The Company may withhold and deduct from any benefits payable under this Agreement such amounts as are required under federal, state and local law to be withheld for income tax, Social Security or other employment tax withholding purposes.

                  6.04. Complete Agreement. This Agreement and the agreements referenced herein and therein, contain the complete agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior understandings, agreements or




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representations by or between the parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

                  6.05. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when delivered, will constitute one and the same instrument.

                  6.06. Governing Law; Choice of Forum. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, and each of the parties hereto consents to the exclusive jurisdiction of such courts.

                  6.07. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       EXECUTIVE:


                                                /s/ Laurence S. Zipkin
                                       Laurence S. Zipkin

                                       COMPANY:

                                       REALCO, INC., a New Mexico corporation


                                       By:      /s/ James A. Arias
                                        Its:    President





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